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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) August 28, 2002
                                                   ----------------
                                                   (August 23, 2002)
                                                   -----------------

                             GREIF BROS. CORPORATION
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             (Exact name of registrant as specified in its charter)

             Delaware                                    31-4388903
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  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

     425 Winter Road, Delaware, Ohio                         43015
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  (Address of principal executive offices)                (Zip Code)

         Registrant's telephone number, including area code  (740) 549-6000

                                 Not Applicable
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          Former name or former address, if changed since last report.

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Item 5.  Other Events and Regulation FD Disclosure

On August 23, 2002, Greif Bros. Corporation (the "Company"), as U.S. borrower, and Greif Spain Holdings, S.L., Greif Bros. Canada Inc., Van Leer (UK) Ltd., Koninklijke Emballage Industrie Van Leer B.V. (dba Royal Packaging Industries Van Leer B.V.), and Van Leer Australia Pty. Limited, as foreign borrowers, entered into a $550 million Amended and Restated Senior Secured Credit Agreement with a syndicate of lenders. A portion of the proceeds from the Amended and Restated Senior Secured Credit Agreement was used to refinance amounts outstanding under the Company's then existing $900 million Senior Secured Credit Facility. The Amended and Restated Senior Secured Credit Agreement provides for a $300 million term loan and a $250 million revolving multicurrency credit facility. The revolving multicurrency credit facility is available for working capital and general corporate purposes. The term loan periodically reduces through its maturity date of August 23, 2009, and the revolving multicurrency credit facility matures on February 28, 2006.

The Amended and Restated Senior Secured Credit Agreement contains certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio, a minimum coverage of interest expense and fixed charges and a minimum net worth. In addition, the Company is limited with respect to the incurrence of additional debt. The repayment of this facility is secured by a first lien on substantially all of the personal property and certain of the real property of the Company and its U.S. subsidiaries and, in part, by the capital stock of the foreign borrowers and any intercompany notes payable to them. Standard & Poor's and Moody's Investors Service have assigned a "BB" rating and a "Ba3" rating, respectively, to the loan obligations of the Company under the Amended and Restated Senior Secured Credit Agreement.

The Amended and Restated Senior Secured Credit Agreement is filed herewith as
Exhibit 99.1, and the description contained herein of the Amended and Restated Senior Secured Credit Agreement is qualified in its entirety by reference to such exhibit.

Press release issued by the Company on July 31, 2002, is included herewith as
Exhibit 99.2.

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Item 7.  Financial Statements and Exhibits

(c)      Exhibits:

         Exhibit Number                     Description

             99.1 Amended and Restated Senior Secured Credit Agreement dated as of August 23, 2002, among Greif Bros. Corporation, as U.S. Borrower, Greif Spain Holdings, S.L., Greif Bros. Canada Inc., Van Leer (UK) Ltd., Koninklijke Emballage Industrie Van Leer B.V. (dba Royal Packaging Industries Van Leer B.V.), and Van Leer Australia Pty. Limited, as Foreign Borrowers, Salomon Smith Barney Inc., as Sole Book Runner and a Joint Lead Arranger, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Deutsche Bank Trust Company Americas and Keybank National Association, as Co-Syndication Agents, Sun Trust Bank, as Documentation Agent, Citicorp North America, Inc., as Administrative Agent, and the other financial institutions parties thereto from time to time (the "Amended and Restated Senior Secured Credit Agreement")

             99.2 Press release issued by Greif Bros. Corporation on July 31, 2002.

Schedules and Exhibits to the Amended and Restated Senior Secured Credit Agreement have not been filed because the Company believes they do not contain information material to an investment decision that is not otherwise disclosed in the Amended and Restated Senior Secured Credit Agreement. A list has been included in the Amended and Restated Senior Secured Credit Agreement briefly identifying the contents of all omitted Schedules and Exhibits. The Company hereby agrees to furnish a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon its request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Greif Bros. Corporation

DATE:  August 28, 2002                BY:  /s/ Donald S. Huml
                                          --------------------------------
                                               Donald S. Huml
                                               Chief Financial Officer
                                               (Duly Authorized Signatory)

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                                INDEX TO EXHIBITS

Exhibit Number                     Description

     99.1 Amended and Restated Senior Secured Credit Agreement dated as of August 23, 2002, among Greif Bros. Corporation, as U.S. Borrower, Greif Spain Holdings, S.L., Greif Bros. Canada Inc., Van Leer (UK) Ltd., Koninklijke Emballage Industrie Van Leer B.V. (dba Royal Packaging Industries Van Leer B.V.), and Van Leer Australia Pty. Limited, as Foreign Borrowers, Salomon Smith Barney Inc., as Sole Book Runner and a Joint Lead Arranger, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Deutsche Bank Trust Company Americas and Keybank National Association, as Co-Syndication Agents, Sun Trust Bank, as Documentation Agent, Citicorp North America, Inc., as Administrative Agent, and the other financial institutions parties thereto from time to time

     99.2           Press release issued by Greif Bros. Corporation on July 31,
                    2002.